Exhibit 10-q




                             SBC COMMUNICATIONS INC.
                         OFFICER RETIREMENT SAVINGS PLAN





































                                                 Effective: November 1, 1993

                                              As amended through May 1, 1997

                                TABLE OF CONTENTS


Section 1  Statement of Purpose..............................................1

Section 2  Definitions.......................................................1

Section 3  Administration of the Plan........................................3

Section 4  Participation.....................................................4

   4.1     Commencement of a Savings Unit....................................4
   4.2     Termination of Participation......................................4

Section 5  Participant Account(s)............................................4

   5.1     Participant.......................................................4
   5.2     Statement of Account(s)...........................................5

Section 6  Benefits..........................................................5

   6.1     Retirement Distribution...........................................5
   6.2     Termination Distribution..........................................6
   6.3     Disability........................................................6
   6.4     Survivor Distribution.............................................7

Section 7  Beneficiary Designation...........................................7

Section 8  Discontinuation, Termination, Amendment...........................8

   8.1     Company's Right to Discontinue Offering Savings Units.............8
   8.2     Company's Right to Terminate Plan.................................8
   8.3     Amendment.........................................................8

Section 9  Miscellaneous.....................................................9

   9.1     Additional Benefit................................................9
   9.2     Small Distribution................................................9
   9.3     Emergency Distribution............................................9
   9.4     Commencement of Payments..........................................9
   9.5     Withholding......................................................10
   9.6     Transfer to Bellcore.............................................10
   9.7     Leave of Absence.................................................10
   9.8     Ineligible Participant...........................................10
   9.9     Unsecured General Creditor.......................................11
   9.10    Offset...........................................................11
   9.11    Non-Assignability................................................11
   9.12    Employment Not Guaranteed........................................11
   9.13    Gender, Singular and Plural......................................11
   9.14    Captions.........................................................11
   9.15    Applicable Law...................................................11
   9.16    Validity.........................................................12
   9.17    Notice...........................................................12
   9.18    Successors and Assigns...........................................12
   9.19    Trust Fund.......................................................12

                             SBC COMMUNICATIONS INC.
                         OFFICER RETIREMENT SAVINGS PLAN

Section 1 Statement of Purpose. The purpose of the Officer Retirement Savings Plan ("Plan") is to provide a means for elective retirement savings for a select group of management employees consisting of Eligible Employees of SBC Communications Inc. (the "Company") and its subsidiaries ("Participating Companies").

Section 2 Definitions. For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

            Administrative Committee. "Administrative Committee" means a committee of three or more members, at least one of whom is a Senior Manager, who shall be designated by the Senior Executive Vice President-Human Resources, or successor position, to administer the Plan.

            Agreement. "Agreement" means the written agreement entitled "OFFICER RETIREMENT SAVINGS PLAN ("PLAN") ENROLLMENT FORM" (substantially in the form attached hereto as Exhibit (1)) that shall be entered into by the Employer and a Participant to carry out the Plan with respect to such Participant.

            Base Salary. "Base Salary" means the Participant's base salary before reduction due to any contribution pursuant to this Plan or reduction pursuant to any deferral plan of the Employer, including but not limited to a plan that includes a qualified cash or deferred arrangement under Section 401(k) of the Internal Revenue Code ("Code").

            Beneficiary. "Beneficiary" means the person or persons designated as such in accordance with Section 7 of this Plan.

            Board. "Board" means the Board of Directors of SBC Communications
            Inc.

            Chairman. "Chairman" means the Chairman of the Board of SBC Communications Inc. ("Chairman").

            Declared Rate. "Declared Rate" means with respect to any Plan Year the interest rate which will be credited during such Plan Year on a Participant's Pre-Tax Account for any Savings Unit which has not yet commenced benefit payments. The Declared Rate for each Plan Year will be announced on/or before the beginning of the applicable Plan Year. The Declared Rate for any Plan Year shall be the Moody's Corporate Bond Yield Average-Monthly Average Corporates a

            published by Moody's Investor's Service, Inc. (or any successor thereto) for the month of September before the Plan Year in question and rounded to the next higher tenth of one percent, or, if such yield is no longer published, a substantially similar average selected by the Administrative Committee.

            Disability. "Disability" means inability to work due to being physically disabled.

            Eligible Employee. "Eligible Employee" means an Employee of the Employer who (a) is in active service, (b) is an Officer or has an employment status which has been approved by the Board or the HRC to be eligible to participate in this Plan, (c) has an annual Base Salary exceeding S250,000 and (d) who continuously maintains the employment status upon which eligibility to participate in this Plan was based.

            Employee. "Employee" means any person employed by the Employer on a regular full-time salaried basis.

            Employer. "Employer" means SBC Communications Inc. or any of its subsidiaries.

            HRC. "HRC" means the Human Resources Committee of the Board.

            Officer. "Officer" means an individual employed by Employer who has been elected an officer of the Company by the Board and whose title is Vice President or higher or an individual at an equivalent level in a Subsidiary.

            Participant. "Participant" means an Employee participating in the Plan.

            Plan Year. "Plan Year" means the calendar year except the 1993 Plan Year shall mean November 1, 1993 through the end of the 1993 calendar year.

            Pre-Tax Account. "Pre-Tax Account" means the account maintained on a pre-tax basis on the books of account of the Employer for each Participant for each Savings Unit to which Pre-Tax Amounts are credited.

            Pre-Tax Amount. "Pre-Tax Amount" means an amount of Base Salary contributed by Participant on a pre-tax basis with respect to a Savings Unit under this Plan.

            Retirement. "Retirement" means the termination of a Participant's employment with Employer, for reasons other than death, on or after the earlier of the following dates: (1) the date the Participant is eligible to retire with an immediate pension pursuant to the SBC Senior Management Supplemental Retirement Income Plan ("SRIP"); or (2) the date the Participant has attained one of the following combinations of age and service at termination of employment on or after April 1, 1997, except as otherwise indicated below:

                        Net Credit Service             Age
                         10 years of more            65 or older
                         20 years or more            55 or older
                         25 years or more            50 or older
                         30 years or more            Any age


            With respect to a Participant who is granted an EMP Service Pension under and pursuant to the provisions of the SBC Pension Benefit Plan
            - Nonbargained Program upon termination of employment, the term "Retirement" shall include such
            Participant's termination of employment.

            Retirement Distribution. "Retirement Distribution" means the distribution described in Section 6.1.

            Savings Unit. "Savings Unit" means the Participant's Pre-Tax Amount which provides stated distributions pursuant to Section 6 of this Plan in accordance with the Participant's Agreement for such Savings Unit.

            Subsidiary. A "Subsidiary" of the Company is any corporation, partnership, venture or other entity in which the Company has at least a 50% ownership interest.

            Unit Period.. "Unit Period" means the calendar year with respect to which the Participant participates in the Plan. The Unit Period for a Savings Unit will commence on the Unit Start Date and end upon the earliest to occur of the following: (i) the last day of the calendar year which includes the Unit Start Date, or (ii) when the Participant terminates employment, terminates the Savings Unit or ceases to be an Eligible Employee.

            Unit Start Date. "Unit Start Date" means the date for commencement of a given Savings Unit. The Unit Start Date will be January 1, except (1) a new Participant shall be permitted to elect a Unit Start Date within thirty (30) days after such Participant first becomes an Eligible Employee and (2) with respect to a 1993 Savings Unit, the Unit Start Date shall be November 1, 1993.

Section 3   Administration of the Plan.  The Administrative Committee shall
            --------------------------
            be the sole administrator of the Plan and will interpret, construe and apply Plan provisions in accordance with the terms of the Plan. The Administrative Committee shall further establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan. All decisions of the Administrative Committee shall be final and binding.

Section 4   Participation.

     4.1 Commencement of a Savings Unit. Any Eligible Employee may commence a Savings Unit by filing a completed Agreement with the Administrative Committee prior to the Unit Start Date. With respect to the 1993 Plan Year, any Eligible Employee may commence a 1993 Savings Unit by filing a completed Agreement with the Administrative Committee prior to December 1, 1993. Pursuant to any such Agreement, the Eligible Employee shall elect the percentage of monthly Base Salary that shall comprise Participant's Pre-Tax Amount. Such percentage shall remain in effect for the duration of the Unit Period even if Base Salary should change. In the Agreement, the Participant shall also elect the timing of distribution of benefits pursuant to this Plan. Only annual Base Salary amounts expected to exceed $250,000 per Plan Year shall be eligible to be contributed under this Plan.

     4.2 Termination of Participation. A Participant's participation in the Plan for the duration of the Unit Period is irrevocable upon the filing of his Agreement with the Administrative Committee; provided however, such participation may be terminated by mutual agreement in writing between the Participant and the Administrative Committee. Such termination, if approved, shall be effective beginning the first day of the month following the execution of such mutual agreement.

Section 5   Participant Account(s).

               5.1 Participant Deferrals. The percentage of monthly Base Salary that shall comprise Participant's Pre-Tax Amount shall be deferred each month or as otherwise may be permitted by the HRC. The Administrative Committee shall establish and maintain a separate Pre-Tax Account for each Participant for each Savings Unit. The amount by which a Participant's Base Salary is reduced each month shall be credited by the Employer to the Participant's Pre-Tax Account for such Savings Unit no later than the first day of the following month, and such Pre-Tax Account shall be debited by the amount of any payments made by the Employer to the Participant or the Participant's Beneficiary with respect to such Savings Unit pursuant to this Plan. With respect to each Savings Unit, the Pre-Tax Account of a Participant shall be deemed to bear interest from the date such Pre-Tax Account was established through the date of commencement of benefit payments at a rate equal to the applicable Declared Rate for the particular Plan Year on the balance from month-to-month in such Pre-Tax Account. Interest will be credited monthly to the Pre-Tax Account at one-twelfth of the annual Declared Rate, compounded annually. Following the commencement of benefit payments with respect to a Savings Unit, a Participant's Pre-Tax Account shall be deemed to bear interest on the balance in such Pre-Tax Account from month-to-month at a rate equal to one-twelfth of the average of the annual Declared Rates for the five (5) Plan Years ending prior to commencement of benefit payments (or, if the Plan has been in operation for less than five (5) Plan Years, the average of the Declared Rates for all Plan Years ending prior to commencement of benefit payments). A Participant's interest in his Pre-Tax Account(s) shall be 100% vested at all times.

     5.2 Statement of Account(s). Each Participant will receive annual statements in such form as the Administrative Committee deems desirable setting forth the balance of the Participant's Pre-Tax Account(s).

Section 6   Benefits.

     6.1 Retirement Distribution. Upon Retirement, with respect to a Savings Unit, the Employer shall pay to the Participant an equal amount each month for one hundred eighty (180) months, beginning in January of the year next following the date of Retirement, which will amortize over such one hundred eighty (180) equal monthly payments the sum of
            (a) the value of the Pre-Tax Account for such Savings Unit as of the date of commencement of payments, plus (b) the interest that will accrue on the unpaid balance in such Pre-Tax Account during such one hundred eighty (180) month period pursuant to Section 5.1 ("Standard Retirement Benefit"). Alternatively, a Participant may elect in the Agreement for any Savings Unit to receive an alternative retirement benefit in lieu of the Standard Retirement Benefit ("Alternative Retirement Benefit") for such Savings Unit either in a lump sum payment or in sixty (60) or one hundred twenty (120) equal monthly payments, with the amount of each monthly payment to be calculated in accordance with the principle stated in the preceding sentence. If a Participant fails to submit an election as to the number of months of distribution for Participant's Retirement Benefit prior to January 1 of the year next following the date of Retirement, such Participant will receive distribution in the form of a Standard Retirement Benefit.

            In the  event  that a  final  determination  shall  be  made  by the
            Internal Revenue Service or any court of competent jurisdiction that, by reason of Retirement, a Participant has recognized gross income for Federal income tax purposes in excess of the Retirement Distribution installment actually distributed by the Employer to which such gross income is attributable, the Employer shall make a lump sum distribution to the Participant of his Pre-Tax Account for any affected Savings Unit. If a distribution is made to a Participant pursuant to this paragraph for any Savings Unit, no other distributions shall thereafter be made under this Plan with respect to such Savings Unit.

            Notwithstanding any election made by the Participant, the Administrative Committee will distribute the Participant's Retirement Distribution in the form of a lump sum distribution if the value of a Savings Unit is less than $10,000 when distribution of the Retirement Distribution for such Savings Unit would otherwise commence.

            In the  event  that the HRC shall  determine  that it is in the best interest of a Participant and the Company, the HRC may, with the Participant's consent, in its complete and sole discretion, distribute the Participant's Retirement Distribution prior to the Participant's Retirement at such date determined by the HRC.

     6.2    Termination Distribution.

            (a) Termination of Employment Before Retirement. Termination of employment of the Participant for reasons other than death or Retirement shall not affect any distribution elections previously made by the Participant with respect to a Savings Unit. The termination shall be considered a Retirement under provisions of the Plan.

            (b)   Termination of a Savings Unit.  A Participant shall
                  -----------------------------
                  terminate a Savings Unit if he terminates his participation in the Plan with respect to a Savings Unit as permitted pursuant to Section 4.2. The Participant shall continue to be credited with interest on his Pre-Tax Account applicable to such Savings Unit as provided under Section 5.1 while he remains in employment with the Employer. However, no further Participant contributions to this Plan shall be made pursuant to Section 5.1 with respect to the Savings Unit after a Participant terminates such Savings Unit.

            (c)   Loss of Eligibility.  Subject to Section 9.8, in the event
                  -------------------
                  that the Participant ceases to be an Eligible Employee by reason of a change to an employment status which is not eligible to participate in this Plan, the Participant shall nevertheless continue participation in this Plan while he remains in employment with the Employer; however, no further Participant contributions shall be made to this Plan pursuant to Section 5.1.

     6.3 Disability. In the event that a Participant incurs a Disability, contributions that otherwise would have been credited to Participant's Pre-Tax Account in accordance with Section 5.1 will continue to be credited to such Account out of his disability payments at the same time and in the same amounts as they would have been credited if the Participant had not suffered a Disability for as long as he is eligible to receive monthly disability benefits equal to 100 percent of his monthly base salary at the time of his Disability. At such time as the Participant is not eligible to receive monthly disability benefits equal to 100 percent of his monthly Base Salary at the time of his Disability, Participant contributions that otherwise would have been credited to the Pre-Tax Account of the Participant in accordance with Section 5.1 shall cease.

            If the Participant's Disability ceases and Participant returns within sixty (60) days thereafter to employment with the Employer in an employment status which would make him eligible to participate in this Plan and prior to the end of the original Unit Period, the Participant shall continue or resume making contributions in accordance with Section 5.1 until the end of the original Unit Period.

            If the Participant's Disability ceases, the Participant shall be treated as terminating service with the Employer on the date his Disability ceases, unless within sixty (60) days thereafter he returns to employment with Employer in an employment status which makes him eligible to participate in this Plan.

            If a Participant's Disability terminates by reason of his death, the rights of his Beneficiary shall be determined pursuant to Section
            6.4 as if the Participant had not been disabled but rather had been in service on the date of his death and died on such date. If a Participant's Disability terminates by reason of attainment of age 65, the Participant shall upon the attainment of age 65 be entitled to a Retirement Distribution determined pursuant to Section 6.1. If a Participant's Disability terminates by reason of Retirement, the Participant shall be treated as having a Retirement on the date elected by the Participant and shall be entitled to a Retirement Distribution determined pursuant to Section 6.1.

     6.4    Survivor Distribution.

            (a) If a Participant dies while in service with the Employer (or while absent because of Disability) or after Retirement (or after a termination which is considered a Retirement pursuant to Section 6.2(a)) but before commencement of distribution of a Retirement Distribution with respect to a Savings Unit, the Employer will distribute to the Participant's Beneficiary such Participant's Retirement Distribution with respect to such Savings Unit determined as if the Participant had retired on the day of such Participant's death. Such distribution shall be made in accordance with the number of installments which the Participant's Beneficiary elects for distribution of Participant's Retirement Distribution. Such election shall be irrevocable and shall be made prior to January 1 of the year next following the date of death.

            (b) If a Participant dies after the commencement of payment of a Retirement Distribution with respect to a Savings Unit, the Employer will distribute to the Participant's Beneficiary the remaining installments that would have been distributed to the Participant had the Participant survived.

Section 7   Beneficiary Designation.  Each Participant shall have the right,
            -----------------------
            at any time, to designate any person or persons as his Beneficiary or Beneficiaries (both primary as well as contingent) to whom distributions under this Plan shall be made in the event of his death prior to complete distribution to Participant of the distributions due him under the Plan. Each Beneficiary designation shall become effective only when filed in writing with the Administrative Committee during the Participant's lifetime on a form prescribed by the Administrative Committee with written acknowledgment of receipt.

            The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of Beneficiary or Beneficiaries other than the spouse.

            If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's distributions, then the Administrative Committee shall direct the distribution of such distributions in accordance with the SBC Rules for Employee Beneficiary Designations.

Section 8   Discontinuation, Termination, Amendment.

     8.1 Company's Right to Discontinue Offering Savings Units. The HRC may at any time discontinue offerings of additional Savings Units with respect to any or all future Plan Years. Any such discontinuance shall have no effect upon the contributions or the terms or provisions of this Plan as applicable to any then existing Savings Units.

     8.2 Company's Right to Terminate Plan. No Savings Unit may be commenced after December 31, 2003. The HRC may terminate the Plan at any earlier time. Termination of the Plan shall mean that (1) there shall be no further offerings of additional Savings Units with respect to any future Plan Year: (2) contributions shall prospectively cease with respect to all Savings Units for the then Plan Year and thereafter; and (3) all then existing Savings Unit shall be treated as follows:

            The   Participant   shall   receive  or   continue  to  receive  all
            distributions under this Plan at such time as provided in and pursuant to the terms and conditions of his Agreement(s) and as described in this Plan; provided, however, any distributions under a Savings Unit that is not completed due to a termination of the Plan under this Section 8.2 shall be based upon only the actual contributions made with respect to such Savings Unit prior to such termination, and interest on same thereafter.

     8.3 Amendment. The Chairman may make non-material changes to the Plan and/or changes required or made desirable by law. The HRC may at any time amend the Plan in whole or in part provided, however, that no amendment, including an amendment to this Section 8, altering to the detriment of such Participant the distributions described in this Plan as applicable to a Savings Unit of the Participant, or decreasing the balance credited to such Participant's Pre-Tax
            Account under the Plan, shall be effective without the written consent of a Participant. For purposes of this Section 8, an alteration to the detriment of a Participant shall mean a reduction in the period of time over which payments are distributable under a Participant's Agreement, or any reduction in the value of a Pre-Tax Account. Written notice of any amendment shall be given to each Participant.

Section 9   Miscellaneous.

     9.1 Additional Benefit. The reduction of any benefit payable under the SBC Communications Inc. Pension Benefit Plan, which results from participation in this Plan, will be restored as an additional benefit ("make-up piece") under this Plan or under any other comparable non-qualified savings plan. The Administrative Committee shall have the option to distribute, in a lump sum, the present value equivalent of the pension retirement benefit (life annuity) make-up piece. Notwithstanding the preceding provisions of this
            Section 9.1, if all or a portion of the make-up piece is paid pursuant to SRIP or another non-qualified plan, then such amount shall not be payable pursuant to this Plan.

     9.2 Small Distribution. Notwithstanding any election made by the Participant, the Administrative Committee will distribute any Pre-Tax Account in the form of a lump sum distribution if the Participant's Pre-Tax Account has a value less than $10,000 when such distribution would otherwise commence.

     9.3 Emergency Distribution. In the event that the Administrative Committee, upon written petition of the Participant, determines in its sole discretion that the Participant has suffered an unforeseeable financial emergency, the Employer shall distribute to the Participant, as soon as practicable following such determination, a payment from his Pre-Tax Account for one or more Savings Units as necessary to meet the emergency (the "Emergency Distribution"). For purposes of this Plan, an unforeseeable financial emergency is an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence. Cash needs arising from foreseeable events such as the purchase of a house or education expenses for children shall not be considered to be the result of an unforeseeable financial emergency. Upon receipt of an Emergency Benefit, except for mandatory savings as required pursuant to Section 4.1, a Participant shall not be permitted to commence a new Savings Unit until one whole calendar year has elapsed.

     9.4 Commencement of Payments. Except as otherwise provided in this Plan, commencement of a distribution under this Plan shall begin sixty
            (60) days following the event which entitles a Participant (or a Beneficiary) to such distribution, or at such earlier date as may be determined by the Administrative Committee or the HRC.

     9.5 Withholding. Upon any distribution hereunder, payment shall be reduced by the minimum amount necessary to satisfy Federal, state or local taxes required by law to be withheld with respect to such distribution.

     9.6 Transfer to Bellcore. If a Participant transfers to Bellcore, all of the Participant's Savings Units shall automatically be frozen upon such transfer, unless otherwise determined by the Administrative Committee. No further Participant contributions shall be made subsequent to the transfer. During the period of employment at Bellcore (for a period not to exceed five (5) years), the Participant shall continue to be credited with interest on his Pre-Tax Accounts as provided under Section 5.1 and all distributions shall continue to be payable to the Participant or the Participant's Beneficiaries in accordance with Section 6 hereof. If the Participant has not resumed employment with the Employer in an employment status which makes him eligible to participate in this Plan within five (5) years from date of transfer, a Termination Distribution based on the amounts credited to the Participant's Pre-Tax Accounts shall be paid upon termination of employment with Bellcore or the expiration of such five (5) year period, whichever is earlier.

     9.7 Leave of Absence. If a Participant absents himself from employment on a formally granted leave of absence (i.e., the absence is with formal permission in order to prevent a break in the continuity of the Employee's term of employment, which permission is granted in conformity with the rules of the Employer which employs the individual), all of the Participant's Savings Units shall automatically be frozen upon such leave of absence, unless otherwise determined by the Administrative Committee. No Participant contributions shall be made during the leave of absence. However, during the leave of absence, the Participant shall continue to be credited with interest on his Pre-Tax Accounts, as provided under
            Section 5.1 and all distributions shall continue to be payable to the Participant and his Beneficiaries in accordance with Section 6 hereof. If the participant returns to employment with the Employer in an employment status which makes him eligible to participate in this Plan before completion of or immediately upon the expiration of the leave of absence, Participant contributions will resume until the end of the original Unit Period. If the Participant has not resumed employment with the Employer in an employment status which makes him eligible to participate in this Plan before completion of or immediately upon the expiration of the leave of absence, a Termination Distribution based on the amounts credited to the Participant's Pre-Tax Accounts shall be paid to the Participant.

            This Section 9.7 shall not apply with respect to any period during which a Participant is suffering from a Disability, and such period of Disability shall not be included under this Section 9.7 as a portion of a period of leave of absence.

     9.8 Ineligible Participant. Notwithstanding any other provisions of this Plan to the contrary, if any Participant is determined not to be a "management or highly compensated employee" within the meaning of the Employee Retirement Income Security Act of 1974, as amended (ERISA) or Regulations thereunder, such Participant will not be eligible to participate in this Plan and shall receive an immediate lump sum distribution of his Pre-Tax Accounts. Upon such payment no other distribution shall thereafter be payable under this Plan either to the Participant or any Beneficiary of the Participant, except as provided under Section 9.1.

     9.9 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in any property or assets of Employer. No assets of Employer shall be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of Employer under this Plan. Any and all of the Employer's assets shall be, and remain, the general, unpledged, unrestricted assets of Employer. Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise of Employer to pay money under the Plan in the future.

     9.10 Offset. If a Participant becomes entitled to a distribution under the Plan, the Employer may offset against the amount otherwise distributable, any claims to reimbursement for intentional wrongdoing by the Participant against the Employer or an affiliate. Such determination shall be made by the Administrative Committee in its sole discretion.

     9.11 Non-Assignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual distribution, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

     9.12   Employment Not  Guaranteed.  Nothing  contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Employee any right to be retained in the employ of the Employer or to serve as a director.

     9.13 Gender, Singular and Plural. All pronouns and any variations thereof shall be deemed to refer to the masculine or feminine, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

     9.14 Captions. The captions of the articles, sections, and paragraphs of this Plan are for convenience only and shall not control nor affect the meaning or construction of any of its provisions.

     9.15 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of Texas.
     9.16 Validity. In the event any provision of this Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

     9.17 Notice. Any notice or filing required or permitted to be given to the Administrative Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Employer, directed to the attention of the Senior Executive Vice President-Human Resources of the Employer. Such notice shall be deemed given on the date of delivery or, if delivery is made by mail, on the date shown on the postmark on the receipt for registration or certification.

     9.18 Successors and Assigns. This Plan shall be binding upon the Company and its successors and assigns.

     9.19 Trust Fund. The Employer shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Company may establish one or more trusts, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Employer's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Employer.

                                                                     EXHIBIT (1)

SBC OFFICER RETIREMENT SAVINGS PLAN ("PLAN") ENROLLMENT FORM

1994 ENROLLMENT FORM                               DUE DATE: 12/15/93
                                                    Return of this Form is
Required.

Name __________________________________   Social Security Number
-----------------
       Please Print

Officer hereby agrees to contribute a portion of his/her monthly Base Salary, effective January 1, 1994, as shown below, the terms of the Plan to govern and control (all elections are irrevocable):

            Pre-Tax Amount (deferral percentage) = __________% (Note 1 & 2)


The distribution of this Unit including my contributions and interest thereon shall be as follows (Note 3):

______ I elect to defer making my choice as to the number of payments for my Retirement Distribution which shall commence in January of the year following my Retirement until no later than the last day of the calendar year in which my Retirement takes place.

______ I elect to receive my Retirement Distribution commencing in January of the year following my Retirement in (specify number 1,60,120, or 180) monthly installments.

Note 1: This is your pre-tax deferral percentage for this Plan only. This does not affect deferrals related to your deferred compensation plans' Units or your Stock Savings Plan Units. The percentage will apply to your full Base Salary before deferrals to other plans.

Note 2:     Only Base Salary above $250,000 can be deferred.

Note 3: Withholding on all distributions will be at the minimum rate prescribed by law.

ACCEPTED AND AGREED:
BY THE COMPANY:                             BY OFFICER:


By__________________________________     ____________________    ___________
   Its Senior Executive Vice President-         Signature            Date
   Human Resources